                                                                 EXHIBIT 10.54

                            SERIES C PREFERRED STOCK
                               PURCHASE AGREEMENT

                                    between

                                 US Order, Inc.

                                      and

                                 VeriFone, Inc.

                               December 21, 1993

                               TABLE OF CONTENTS

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                                                                            Page

1.   PURCHASE AND SALE OF STOCK............................................. 1.
     1.1   Sale and Issuance of Series C Preferred Stock.................... 1.
     1.2   Closing.......................................................... 1.
     1.3   Subsequent Sale of Series C Preferred Stock...................... 1.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................... 2.
     2.1   Organization; Good Standing; Qualification....................... 2.
     2.2   Authorization.................................................... 2.
     2.3   Valid Issuance of Preferred and Common Stock..................... 3.
     2.4   Governmental Consents............................................ 3.
     2.5   Capitalization and Voting Rights................................. 3.
     2.6   Subsidiaries..................................................... 4.
     2.7   Contracts and Other Commitments.................................. 4.
     2.8   Related-Party Transactions....................................... 5.
     2.9   Registration Rights.............................................. 5.
     2.10  Permits.......................................................... 5.
     2.11  Compliance With Other Instruments................................ 5.
     2.12  Litigation....................................................... 6.
     2.13  Returns and Complaints........................................... 6.
     2.14  Disclosure....................................................... 6.
     2.15  Confidential Private Placement Memorandum Plan................... 6.
     2.16  Offering......................................................... 7.
     2.17  Title to Property and Assets; Leases............................. 7.
     2.18  Financial Statements............................................. 7.
     2.19  Changes.......................................................... 8.
     2.20  Patents and Trademarks........................................... 9.
     2.21  Manufacturing and Marketing Rights...............................10.
     2.22  Employees: Employee Compensation.................................10.
     2.23  Proprietary Information and Inventions Agreements................10.
     2.24  Tax Returns, Payments, and Elections.............................11.
     2.25  Insurance........................................................11.
     2.26  Environmental and Safety Laws....................................11.
     2.27  Section 83(b) Elections..........................................11.
     2.28  Minute Books.....................................................12.
     2.29  Real Property Holding Corporation................................12.

3.   REPRESENTATIONS AND WARRANTIES OF INVESTOR.............................12.
     3.1   Authorization....................................................12.
     3.2   Purchase Entirely for Own Account................................12.
     3.3   Reliance Upon Investor's Representations.........................12.
     3.4   Receipt of Information...........................................13.
     3.5   Investment Experience............................................13.
     3.6   Accredited Investor..............................................13.
     3.7   Restricted Securities............................................15.
     3.8   Legends..........................................................15.


                                     i.

                               TABLE OF CONTENTS
                                  (continued)

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                                                                            Page
4.   CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING.........................15.
     4.1   Representations and Warranties....................................16.
     4.2   Performance.......................................................16.
     4.3   Compliance Certificate............................................16.
     4.4   Qualifications....................................................16.
     4.5   Proceedings and Documents.........................................16.
     4.6   Opinion of Company Counsel........................................16.
     4.7   Investment Agreement, Registration Rights Agreement and Any
           Ancillary  Agreements.............................................18.
     4.8   Minimum Investment................................................18.
     4.9   Amendment of Series A
           Stock Purchase Agreement..........................................19.
     4.10  Amendment of Note and Loan
           Agreement.........................................................19.

5.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING......................19.
     5.1   Representations and Warranties....................................19.
     5.2   Performance.......................................................20.
     5.3   Qualifications....................................................20.
     5.4   Minimum Investment................................................20.

 6.  MISCELLANEOUS...........................................................20.
     6.1   Entire Agreement..................................................20.
     6.2   Survival of Warranties............................................20.
     6.3   Successors and Assigns............................................20.
     6.4   Governing Law.....................................................21.
     6.5   Counterparts......................................................21.
     6.6   Titles and Subtitles..............................................21.
     6.7   Notices...........................................................21.
     6.8   Finder's Fees.....................................................21.
     6.9   Expenses..........................................................22.
     6.10  Attorneys' Fees...................................................22.
     6.11  Amendments and Waivers............................................22.
     6.12  Severability......................................................22.



                                      ii.

                               TABLE OF CONTENTS
                                  (continued)

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                                                                            Page
EXHIBITS:

Exhibit A - Investment Agreement
Exhibit B - Amended and Restated Certificate of Incorporation
Exhibit C - Registration Rights Agreement

                                     iii.

                            SERIES C PREFERRED STOCK
                               PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 21st day of December, 1993, by and between US ORDER, INC., a Delaware corporation (the "Company"), and VeriFone, Inc., a Delaware corporation ("Investor").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   PURCHASE AND SALE OF STOCK.

     1.1  Sale and Issuance of Series C Preferred Stock.

          (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the First Closing, as defined in the Investment Agreement attached hereto as Exhibit A (the "Investment Agreement") an Amended
                             ---------
and Restated Certificate of Incorporation in the form attached hereto as Exhibit B (the "Restated Certificate").
- ---------

          (b) Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the First Closing and the Company agrees to sell and issue to Investor at the First Closing, 465,180 shares of the Company's Series C Preferred Stock at a price of $7.13 per share, for an aggregate purchase price of $3,316,733.40. The Series C Preferred Stock will have the rights, preferences and privileges set forth in the Restated Certificate.

     1.2  Closing.

          The purchase and sale of the Series C Preferred Stock shall take place at the offices of the Company, 13873 Park Center Road, Suite 230, Herndon, VA 22071, at 1:00 p.m. EST on December 21, 1993, or at such other time and place as the Company and Investor shall mutually agree, either orally or in writing (which time and place shall be the same as that on the First Closing with the "Other Purchasers," as defined in the Investment Agreement (the "Other Purchasers"). At the First Closing, the Company shall deliver to Investor a certificate representing the shares of Series C Preferred Stock that Investor is purchasing against payment of the purchase price therefor in accordance with the Investment Agreement.

     1.3  Subsequent Sale of Series C Preferred Stock.

          The Company and Investor hereby agree that the Company may sell, on or before June 30, 1994, up to the difference between 2,805,050 shares of Series C Preferred Stock and the number of shares of Series C Preferred Stock sold to Investor and the other Purchasers at the First Closing, at a price of $7.13 per share pursuant to a Subscription Agreement, as defined in the Investment Agreement, and the Company shall not otherwise sell or issue any Series C Preferred Stock after the First Closing.

                                     1.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to Investor that, except as set forth on a Schedule of Exceptions furnished to Investor and Cooley Godward Castro Huddleson & Tatum, counsel for Investor ("Investor's Counsel"), specifically identifying the relevant subparagraph(s) hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

     2.1  Organization; Good Standing; Qualification.

          The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement, the Investment Agreement, the Registration Rights Agreement dated as of December 21, 1993 by and between the Company, Investor and the "Other Purchasers," the form of which is attached hereto as

Exhibit C (the "Registration Rights Agreement"), and any other agreement to
- ---------
which the Company is a party, the execution and delivery of which is contemplated hereby or by the Investment Agreement (the "Ancillary Agreements"), to issue and sell the Series C Preferred Stock and the Common Stock issuable upon conversion thereof, and to carry out the provisions of this Agreement, the Investment Agreement, the Registration Rights Agreement, the Restated Certificate and any Ancillary Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects, or financial condition.

     2.2  Authorization.

          All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investment Agreement, the Registration Rights Agreement and any Ancillary Agreement, the performance of all obligations of the Company hereunder and thereunder at the First Closing and the authorization, issuance (or reservation for issuance), sale, and delivery of the Series C Preferred Stock being sold hereunder and the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the First Closing, and this Agreement, the Investment Agreement, the Registration Rights Agreement, and any Ancillary Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities law.

                                     2.

     2.3  Valid Issuance of Preferred and Common Stock.

          The Series C Preferred Stock that is being purchased by Investor hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series C Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement and under applicable state and federal securities laws.

     2.4  Governmental Consents.

          No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Series C Preferred Stock by the Company or the issuance of Common Stock upon conversion of the Series C Preferred Stock, except (i) the filing of the Restated Certificate with the Secretary of State of the Sate of Delaware; (ii) such filings as have been made prior to the Closing; and (iii) any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

     2.5  Capitalization and Voting Rights.

          The authorized capital of the Company consists, or will consist prior to the Closing, of:

          (i) Preferred Stock. 11,010,000 shares of Preferred Stock, par value $.001 (the "Preferred Stock"), of which 6,000,000 shares have been designated Series A Preferred Stock, 5,204,082 shares of which are issued and outstanding, 10,000 shares have been designated Series B Preferred Stock, 7,550 shares of which are issued and outstanding, and of which 5,000,000 have been designated Series C Preferred Stock, up to 2,805,050 shares of which will be sold as described in the Investment Agreement. The rights, privileges and preferences of the Series A, Series B and Series C Preferred Stock will be as stated in the Restated Certificate.

          (ii) Common Stock. 30,000,000 shares of Common Stock ("Common Stock"), par value $.001, of which 5,000,000 shares are issued and outstanding.

                                     3.

          (iii)  The outstanding shares of Series A Preferred
Stock, Series B Preferred Stock and Common Stock are owned by the stockholders and in the numbers specified in Schedule 2.5 previously delivered by the Company to Investor's Counsel.

          (iv) The outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock have been issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

          (v) Except for (A) the conversion privileges of the Series A Preferred Stock, (B) currently outstanding options to purchase an aggregate of 2,285,236 shares of Common Stock at exercise prices ranging from $0.98 to $4.00 per share granted to employees pursuant to the Company's Stock Option Plan (the "Option Plan"), 1,090,783 shares of which have vested as of November 30, 1993, and (C) warrants to purchase 271,429 shares of Common Stock at a price of $4.00 per share, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 1,409,217 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

          (vi) To the best of the Company's knowledge, there is no agreement or understanding between a stockholder of the Company and any other person giving the other person an option or right of first refusal to purchase, or a security interest in or lien on, the stockholder's stock in the Company.

     2.6  Subsidiaries.

          The Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

     2.7  Contracts and Other Commitments.

          The Company does not have any contract, agreement, lease, commitment, or proposed transaction, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than $100,000, and do not extend for more than one (1) year beyond the date hereof, (ii) sales, rental or service contracts entered into in the ordinary course of business, and
(iii) contracts terminable at will by the Company on no more than thirty (30) days' notice without cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company's business. For the

                                     4.

purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the acquisition or disposition of the Company's technology (other than standard end-user license agreements) shall not be considered to be contracts entered into in the ordinary course of business.

     2.8  Related-Party Transactions.

          No officer, director or affiliate of the Company or, in the case of an officer or director, member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company. To the best of the Company's knowledge, no officer, director or affiliate or, in the case of an officer or director, any member of their immediate families is, directly or indirectly, interested in any material contract with the Company.

     2.9  Registration Rights.

          Except as provided in the Registration Rights Agreement, the Company is not obligated to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

     2.10 Permits.

          The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     2.11 Compliance With Other Instruments.

          The Company is not in violation or default in any material respect of any provision of its Restated Certificate or Bylaws or in any material respect of any provision of any mortgage, indenture, agreement, instrument, or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule, or regulation applicable to the Company. The execution, delivery, and performance by the Company of this Agreement, the Investment Agreement, the Registration Rights Agreement and any Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge, or encumbrance upon any assets of the Company or the

                                     5.

suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

     2.12 Litigation.

          There is no action, suit, proceeding, or investigation pending or currently threatened against the Company that questions the validity of this Agreement, the Investment Agreement, the Registration Rights Agreement, or any Ancillary Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects, or financial condition of the Company, or in any material change in the current equity ownership of the Company (other than that directly attributable to the sale of Series C Preferred Stock). The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business. The Company is not a party to, or to the best of its knowledge, named in any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality. There is no action, suit, or proceeding by the Company currently pending or that the Company currently intends to initiate.

     2.13 Returns and Complaints.

          The Company has received no customer complaints concerning alleged defects in its products or system (or the design thereof) that, if true, would materially adversely affect the operations or financial condition of the Company.

     2.14 Disclosure.

          The Company has provided Investor with all the information reasonably available to it that Investor has requested for deciding whether to purchase the Series C Preferred Stock and all information that the Company believes is reasonably necessary to enable Investor to make such decision. Neither this Agreement nor any other written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     2.15 Confidential Private Placement Memorandum Plan.

          The Confidential Private Placement Memorandum, as amended by the Fourth Supplement thereto, dated December 10, 1993 previously delivered to Investor (the "Private Placement Memorandum") was prepared in good faith by the Company and does not, to the

                                     6.

best of the Company's knowledge after reasonable investigation, contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements therein not misleading, except that with respect to projections and expressions of opinion or predictions contained in the Private Placement Memorandum, the Company represents only that such projections and expressions of opinion and predictions were made in good faith and that there is a reasonable basis therefor.

     2.16 Offering.

          Subject in part to the truth and accuracy of Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series C Preferred Stock are and will be exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     2.17 Title to Property and Assets; Leases.

          Except (i) as reflected in the Financial Statements (defined in paragraph 2.18), (ii) for liens for current taxes not yet delinquent, (iii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iv) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation or (v) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company owns its property and assets free and clear of all mortgages, liens, claims, and encumbrances. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances, subject to clauses (i)-(v) above.

     2.18 Financial Statements.

          The Company has delivered to Investor and Investor's Counsel its audited financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows including notes thereto) for all fiscal years since inception ended two or more months prior to the date of this Agreement and its unaudited financial statements as at, and for the eleven-month period ended November 30, 1993 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year end audit adjustments, which shall not be materially adverse. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to November 30, 1993 and
(ii) obligations under contracts and commitments incurred in the ordinary course of

                                     7.

business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     2.19 Changes.

          To the best of the Company's knowledge, since November 30, 1993, there has not been:

          (a) any change in the assets, liabilities, financial condition, or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

          (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

          (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

          (e) any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

          (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

          (g) any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets, or other intangible assets;

          (h) any resignation or termination of employment of any officer or key employee of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee;

                                     8.

          (i) receipt of notice that there has been a loss of, or material order cancellation by, any major distributor or marketing partner of the Company;

          (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

          (l) any declaration, setting aside, or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

          (m) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted); or

          (n) any agreement or commitment by the Company to do any of the things described in this paragraph 2.19.

     2.20 Patents and Trademarks.

          To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of, the rights of others. Schedule
2.20 previously delivered by the Company to Investor's Counsel contains a complete list of patents and pending patent applications of the Company. Except for agreements with its own employees or consultants, substantially in the form referenced in paragraph 2.23 below, and standard end-user license agreements, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes of any other person or entity. The Company has not received any communications alleging, or otherwise received notice, that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the

                                     9.

Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, the Investment Agreement or any Ancillary Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

     2.21 Manufacturing and Marketing Rights.

          Schedule 2.21 previously delivered to Investor's Counsel lists any instance in which the Company has granted rights to manufacture, produce, assemble, license, market, or sell its products to any person other than Investor and any agreement by which the Company is bound that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products. True and complete copies of any such agreement have previously been delivered to Investor's Counsel.

     2.22 Employees: Employee Compensation.

          To the best of the Company's knowledge, there is no strike, or labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company or to the use by the employee of his or her best efforts with respect to such business. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

     2.23 Proprietary Information and Inventions Agreements.

          Each employee and officer of the Company has executed a Proprietary Information and Inventions Agreement substantially in the form or forms which have been previously delivered to Investor's Counsel.

                                     10.

     2.24 Tax Returns, Payments, and Elections.

          The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments, and governmental charges with respect to its business, properties, and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

     2.25 Insurance.

          The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect products liability insurance in amounts customary for companies similarly situated.

     2.26 Environmental and Safety Laws.

          To the best of its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

     2.27 Section 83(b) Elections.

          To the best of the Company's knowledge, all individuals who have purchased shares of the Company's Common Stock subject to restrictions upon transfer, such as vesting

                                     11.

restrictions, have timely filed elections under Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws.

     2.28 Minute Books.

          The copy of the minute books of the Company provided to Investor's Counsel contains minutes of all meetings of directors (and any committees of directors) and stockholders and all actions by written consent without a meeting by the directors (and any committee of directors) and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

     2.29 Real Property Holding Corporation.

          The Company is not a real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

3.   REPRESENTATIONS AND WARRANTIES OF INVESTOR.

     Investor hereby represents and warrants that:

     3.1  Authorization.

          Investor has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of Investor.

     3.2  Purchase Entirely for Own Account.

          This Agreement is made with Investor in reliance upon Investor's representation to the Company, which by Investor's execution of this Agreement Investor hereby confirms, that the Series C Preferred Stock to be purchased by Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

     3.3  Reliance Upon Investor's Representations.

          Investor understands that the Series C Preferred Stock is not, and any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant

                                     12.

to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investor's representations set forth herein. Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, Investor has in mind merely acquiring shares of the Series C Preferred Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Investor has no such intention.

     3.4  Receipt of Information.

          Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series C Preferred Stock. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series C Preferred Stock and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Investor to rely thereon.

     3.5  Investment Experience.

          Investor represents that it is experienced in evaluating and investing in securities of companies in the development state and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Series C Preferred Stock. Investor also represents it has not been organized for the purpose of acquiring the Series C Preferred Stock.

     3.6  Accredited Investor.

          (a)  The term "Accredited Investor" as used herein refers to:

               (1) A person or entity who is a director or executive officer of the Company;

               (2) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in
Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in
Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political

                                     13.

subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets of $5,000,000; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

               (3)  Any private business development company as defined in
Section 202(a)(22) of the Investment Advisers Act of 1940;

               (4) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

               (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

               (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

               (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

               (8) Any entity in which all of the equity owners are accredited investors.

     As used in this Section 3.6(a), the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section 3.6(a), "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the undersigned should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income: any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

                                     14.

          (b) Investor further represents to the Company that Investor is an Accredited Investor.

     3.7  Restricted Securities.

          Investor understands that the Series C Preferred Stock (and any Common Stock issued on conversion thereof) may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Stock (or the Common Stock issued on conversion thereof) or an available exemption from registration under the 1933 Act, the Stock (and any Common Stock issued on conversion thereof) must be held indefinitely. In particular, Investor is aware that the Series C Preferred Stock (and any Common Stock issued on conversion thereof) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

     3.8  Legends.

          To the extent applicable, each certificate or other document evidencing any of the Series C Preferred Stock or any Common Stock issued upon conversion thereof shall be endorsed with the following legend under the Securities Act set forth below or any similar legend approved by Investor's
Counsel:

          "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."


4.   CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING.

     The obligations of Investor under subparagraph 1.1(b) of this Agreement are subject to the fulfillment on or before the First Closing of each of the following conditions, the waiver of which shall not be effective against Investor without the written consent of Investor thereto:

                                     15.

     4.1  Representations and Warranties.

          The representations and warranties of the Company contained in
Section 2 of this Agreement or in the Investment Agreement shall be true on and as of the First Closing with the same effect as though such representations and warranties had been made on and as of the date of the First Closing.

     4.2  Performance.

          The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement or the Investment Agreement that are required to be performed or complied with by it on or before the First Closing.

     4.3  Compliance Certificate.

          The President of the Company shall deliver to Investor at the First Closing a certificate certifying that the conditions specified in paragraphs 4.1, 4.2, 4.4, 4.7, 4.8, 4.9 and 4.10 have been fulfilled.

     4.4  Qualifications.

          All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series C Preferred Stock to Investor and the Other Purchasers shall have been duly obtained and be effective as of the First Closing.

     4.5  Proceedings and Documents.

          All corporate and other proceedings in connection with the transactions contemplated at the First Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor's Counsel, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

     4.6  Opinion of Company Counsel.

          Investor shall have received from Andrew M. Paalborg, Esq., counsel for the Company and World Corp., an affiliate of the Company, an opinion, dated the date of the First Closing, in form and substance satisfactory to Investor's Counsel, to the effect that:

          (a) The Company has been duly incorporated and organized and is a validly existing corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted.

                                     16.

          (b) This Agreement, the Registration Rights Agreement and any Ancillary Agreements have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company.

          (c) The Investment Agreement has been duly and validly authorized, executed and delivered by the Company and World Corp. and constitutes a valid and binding agreement of the Company and World Corp.

          (d)  The capital stock of the Company is as follows:

               (i) Preferred Stock. 11,010,000 shares of Preferred Stock (the "Preferred Stock") of which 6,000,000 shares have been designated Series A Preferred Stock, 10,000 shares have been designated Series B Preferred Stock and 5,000,000 shares have been designated Series C Preferred Stock. 5,204,082 shares of Series A Preferred Stock and 7,550 shares of Series B Preferred Stock have been duly authorized, issued and delivered, and are validly outstanding, fully paid and nonassessable. The respective rights, privileges and preferences of the Series A, Series B and Series C Preferred Stock are as stated in the Restated Certificate. The Common Stock issuable upon the conversion of the Series C Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, when issued in accordance with the Restated Certificate, will be validly issued, fully paid and nonassessable. The outstanding shares of Series A and Series B Preferred Stock have been issued in transactions exempt from registration under the Securities Act of 1933, and any applicable state securities laws, as in effect on the date of such issuances.

               (ii) Common Stock. 30,000,000 shares of Common Stock, of which 5,000,000 shares have been duly authorized, issued and delivered and are validly outstanding, fully paid and nonassessable. The outstanding shares of Common Stock have been issued in transactions exempt from registration under the Securities Act of 1933, any applicable state securities laws, as in effect on the date of such issuances.

               (iii) Except for (A) the conversion privileges of the Series A and Series C Preferred Stock, (B) currently outstanding options to purchase an aggregate of 2,285,236 shares of Common Stock at exercise prices ranging from $0.98 to $4.00 per share granted to employees pursuant to the Company's Stock Option Plan, 1,090,783 shares of which have vested as of November 30, 1993, and (C) currently outstanding warrants to purchase 271,429 shares of Common Stock at a price of $4.00 per share, there are no preemptive rights or options, warrants, conversion privileges, or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain any of the Company's securities.

          (e) The certificates representing shares of Series C Preferred Stock are in due and proper form and have been validly executed.

                                     17.

          (f) The execution, delivery and performance of this Agreement, the Registration Rights Agreement and any Ancillary Agreement by the Company and the execution, delivery and performance of the Investment Agreement by the Company and World Corp. and the issuance of the shares of Series C Preferred Stock pursuant to this Agreement do not violate any provision of the respective Certificates of Incorporation, as amended to date, or Bylaws of the Company and World Corp., and do not constitute a material default under the provisions of any material agreement known to such counsel to which either the Company or World Corp. is a party or by which either of them is bound, and do not violate or contravene (i) any governmental statute, rule or regulation applicable to the either of them or (ii) any order, writ, judgment, injunction, decree, determination or award which has been entered against either of them and of which such counsel is aware, the violation or contravention of which would materially and adversely affect the Company or World Corp., or their respective assets, financial condition or operations.

          (g) To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of this Agreement, the Investment Agreement, the Registration Rights Agreement or any Ancillary Agreement or that might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.

          (h) All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by this Agreement, have been made or obtained.

          (i) The offer and sale of the Series C Preferred Stock to Investor and the Other Purchasers is, and the issuance of the Common Stock upon conversion of the Series C Preferred Stock will be, exempt from the registration requirements of the Securities Act of 1933, as amended to date.

     4.7 Investment Agreement, Registration Rights Agreement and Any Ancillary Agreements.

          The Company, Investor and all other parties thereto shall have entered into (a) the Investment Agreement, (b) the Registration Rights Agreement and (c) any Ancillary Agreements.

     4.8  Minimum Investment.

          Investors and the Other Purchasers shall purchase at least 1,683,030 shares of Series C Preferred Stock at the First Closing.

                                     18.

     4.9  Amendment of Series A Stock Purchase Agreement.

          The Series A Preferred Stock Purchase Agreement dated September 14, 1990 between the Company and WorldCorp, Inc., as amended, shall have been amended to (i) amend subsection 7.4 thereof to include holders of the Series C Preferred Stock as beneficiaries of the right of first offer granted to WorldCorp, Inc. thereunder on a share-for-share basis; (ii) to waive subsection
6.14 thereof as it relates to the Registration Rights Agreement; and (iii) to revise subsections 6.2, 6.3 and 6.8 to provide that "Registrable Securities," for purposes of subsections 6.2, 6.3 and 6.8, includes Common Stock issued or issuable upon the conversion of the Series C Preferred Stock and any Common Stock issued or issuable upon the conversion or exercise of any warrant, right or other security which is issued as a dividend or other distribution with respect to or in exchange for a replacement of the Series C Preferred Stock, and the holders of Series C Preferred Stock or such Common Stock be treated as "Holders" for purposes thereof.

     4.10 Amendment of Note and Loan Agreement.

          The Increasing Rate Note issued by the Company to WorldCorp, Inc. on May 1, 1993 (the "Note"), and the Loan Agreement dated as of May 1, 1993 pursuant to which such Note was paid, have been amended, in form and substance satisfactory to Investor's Counsel, as provided in Section 6 of the Investment Agreement

5.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.

     The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before the First Closing of each of the following conditions by Investor:

     5.1  Representations and Warranties.

          The representations and warranties of Investor contained in Section 3 of this Agreement shall be true on and as of the First Closing with the same effect as though such representations and warranties had been made on and as of the date of the First Closing.

                                     19.

     5.2  Performance.

          Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement and the Investment Agreement that are required to be performed or complied with by it on or before Closing.

     5.3  Qualifications.

          All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series C Preferred Stock to Investor and the Other Purchasers shall have been duly obtained and be effective as of the Closing.

     5.4  Minimum Investment.

          Investors shall purchase at least 1,683,030 shares of Series C Preferred Stock at the First Closing.

6.   MISCELLANEOUS.

     6.1  Entire Agreement.

          This Agreement, the Investment Agreement, the Registration Rights Agreement and any Ancillary Agreements constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     6.2  Survival of Warranties.

          The warranties, representations, and covenants of the Company and Investor contained in or made pursuant to this Agreement and the Investment Agreement shall survive the execution and delivery of this Agreement and the Investment Agreement and the First Closing.

     6.3  Successors and Assigns.

          Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Series C Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                                     20.

     6.4  Governing Law.

          This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     6.5  Counterparts.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.6  Titles and Subtitles.

          The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     6.7  Notices.

          All notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed to the party to be notified at the address or facsimile number indicated for such person on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

     6.8  Finder's Fees.

          Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction.

          Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees, or representatives is responsible.

          The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

                                     21.

     6.9  Expenses.

          Irrespective of whether the First Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement and all Exhibits hereto, and shall pay, or reimburse Investor for paying, upon receipt of any invoice therefor, the fees (not exceeding $25,000) and expenses of Investor's Counsel, in connection with the preparation, negotiation, execution, delivery and performance of the Agreement, the Restated Certificate and the Registration Rights Agreement, and any investigation of the Company in connection therewith.

     6.10 Attorneys' Fees.

          If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investment Agreement, the Registration Rights Agreement, any Ancillary Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

     6.11 Amendments and Waivers.

          Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

     6.12 Severability.

          If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                                     22.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    U.S. ORDER, INC.


                                    By:
                                       -------------------------------
                                         D. Fraser Bullock, President

                                    Address:   13873 Park Center Road, Suite 230
                                               Herndon, VA  22071

                                    Facsimile No.:  (703) 834-9668


                                    VERIFONE, INC.

                                    By:
                                       ------------------------------
                                          Thomas W. Hubbs
                                          Chief Financial Officer

                                    Address:   Three Lagoon Drive, Suite 400
                                               Redwood City, CA  94065

                                    Facsimile No.:  (415) 598-5676

                             SCHEDULE OF EXCEPTIONS

Section 2.6  Subsidiaries

         1.  Subsidiaries

             US Order has established a wholly owned subsidiary, Intermedia Marketing, Inc., a Delaware corporation which was incorporated on August 17, 1993. None of Intermedia's shares have yet been issued, nor has an organizational meeting been held.

         2.  Joint Ventures, Partnerships, etc.

             a. US Order is nearing completion of negotiation of a joint venture agreement with Litle, Inc. pursuant to which Litle would supply all retail catalog related services (from account management to monetary settlement services).

             b. US Order is nearing completion of negotiation of an agreement with Concept Industries, Inc., pursuant to which CI will receive equity in Intermedia in proportion to the transaction processing business it generates for Intermedia.

Section 2.7  Contracts and Other Commitments

         1.  Contracts over $100,000 and extending more than 1 year

             a. Office lease with BECO Management, Inc., commencing September 1, 1993 and ending August 31, 1995 for $147,892.50 per year.

             b. VAR leases with ERI for computer equipment are 60 months and total obligation is $983,274.87 as of November 30, 1993.

             c.  VeriFone contracts for purchase of Eagle I and Eagle II units.

             d. Bell Atlantic Trial Services Agreement Amendment No. 6 which extends the Trial Service Agreement dated December 22, 1992 through April 7, 1994.

         2.  Employment and Other Material Contracts

             Employment agreement with William F. Gorog dated September 14,
             1990.

Section 2.8  Related Party Transactions

     William F. Gorog is a Director of and has an equity interest in TCI, a telecommunications company with which US Order has an agreement pursuant to which TCI provides telecommunications services.

     The representations and warranties set forth in Section 2.8 exclude any transactions between US Order and WorldCorp, Inc. as follows:

     1.   Sublease of office space
     2.   Utilization of the phone system, for which US Order is billed
     3.   Utilization of some WorldCorp employees, for which US Order is billed
     4.   Bridge financings
     5.   Series A Preferred Stock Purchase Agreement
     6.   Series B Preferred Stock Exchange Agreement

Section 2.9  Registration Rights

     1. WorldCorp has registration rights granted pursuant to the Stock Restriction Agreement dated September 14, 1990.

     2. Bell Atlantic has certain registration rights granted pursuant to the "Warrant Agreement between WorldCorp, Inc. and Bell Atlantic Enterprises International, Inc." dated December 22, 1992.

Section 2.10  Permits

     US Order is in the process of obtaining required licenses to sell Eagle I Caller ID services outside the Bell Atlantic and Ameritech regions. Total estimated costs: $10,000.

Section 2.11  Compliance with Other Instruments

     US Order is not in material compliance with the payment terms of the following agreements:
                                 AGED PAYABLES

                                                                                   GREATER
                                                                                    THAN
VENDOR                    TOTALS           1-30     31-60         61-90              90

a.  ERI                   $   67,656.98              33,299.90     34,357.08             0.00
b.  VeriFone               1,403,212.01             120,802.66     46,836.84     1,235,572.51
c.  Chemical Bank             46,364.58              15,000.00     15,218.22        16,146.36
d.  Brookstone                20,987.87                                             20,987.87
e.  DMTG                      26,090.20                             1,387.20        24,703.00
f.  Response Med              21,500.35              21,500.35
g.  Ruder-Finn                22,734.45               7,000.00      7,000.00         8,734.45
                          -------------             ----------    ----------     ------------
                          $1,608,546.44    0.00     197,602.91    104,799.34     1,306,144.19

                                      2.

Section 2.12  Litigation - See Section 2.20

Section 2.15  Confidential Private Placement Memorandum

     1.       See Schedule 2.18 and 2.19
     2.       Number of terminals at year end will be approximately 12,000
     3.       No international revenue will be recognized.

Section 2.17  Title to Property and Assets; Leases - See Section 2.11

Section 2.18  Financial Statements

     US Order is considering a write-down of the Eagle I terminals to the range of $150 per unit. There are numerous business decisions which need to be resolved before the write-down will be authorized and the actual amount determined.

Section 2.19  Changes

     1. Bell Atlantic's current agreement with US Order runs through April 7, 1994. US Order is continuing discussions with Bell Atlantic regarding an additional extension of that agreement.

              Bell Atlantic, which distributed a Request for Information in October 1993, to prospective ADSI screen-based telephone providers under which it indicated its interest in playing a key role in the industry, to which US Order responded, decided in December 1993, not to pursue that project further.

     2. Banc One, with which US Order signed a Letter of Intent dated May 17, 1993, has not yet made a commitment to participate in the business proposed and outlined by US Order. Discussions continue .


     3. Bell South, with which US Order signed a Letter of Intent dated April 21, 1993, has not yet made a firm commitment to market the PhonePlus product. Discussions continue.

Section 2.20  Patents and Trademarks

     1.       Patents

              There has been increasing litigation in technology industries with respect to the manufacture, use and sale of new products and services that are the subject of conflicting patent rights. There can be no assurance that any patents owned or controlled by US Order will afford commercially significant protection of its

                                      3.

          technology. US Order's patents have not been tested in court, and litigation may be necessary to determine validity and scope of US Order's rights. Moreover, the patent laws of foreign countries differ from those of the United States and the degree of protection afforded by foreign patents may, therefore, vary. All patent applications relate to obtaining patent coverage for US Order's existing patent in foreign countries, with the exception of a continuation application filed on March 30, 1993 with regard to the original patent. The grant of a patent does not protect a company from infringement litigation by third parties in the future.

          US Order owns U.S. Patent No. 4,947,028 and pending patent applications which cover various proprietary aspects of its automated order and payment system. On February 3, 1992, the U.S. Patent and Trademark Office ("PTO") issued an order granting the request of Portel Network Services, Inc. to reexamine US Order's patent based on a previously issued patent to that party. Additional prior patents and printed publications were considered by the PTO as well. On April 9, 1993, the PTO issued a Notice of Intent to Reissue Reexamination Certificate confirming patentability of most of the patent claims, as amended during the reexamination proceedings. The PTO's Reexamination Certificate was issued on June 8, 1993. The third party requester has no appeal rights. While there can be no guarantee, a patent that has undergone reexamination is generally regarded as being more likely to withstand validity challenges in the future, where such challenges are based upon the same or substantially the same prior patents and printed publications as were reviewed by the PTO during the reexamination proceedings.

          In November 1991, US Order received a letter from Lawrence D'Angelis bringing to US Order's attention a patent issued to such party, entitled home Merchandise Ordering Telecommunications Terminal, which such party subsequently claimed was infringed by US Order. In US Order's patent counsel's opinion, there is no infringement, and US Order advised such party that US Order's technology did not infringe any claims of such patent. Nonetheless, there can be no assurance that such party will drop its claim of infringement or that US Order would prevail in any proceeding in relation thereto.

          See also Section 2.10 Permits.

     2.   Trademarks

          US Order received a letter dated December 6, 1993 from counsel for Taurus Publishing, Inc. which publishes a newsletter entitled Phone+, claiming unauthorized use by US Order of the name for the Company's next generation product, PhonePlus. Counsel to US Order was aware of this newsletter prior

                                     4.

              to delivering his opinion that the name was available for use by US Order, and has informed US Order it is still his opinion that US Order may use this name.

         3.   Licenses

              a.            WorldGames

              b. A Right of First Refusal was granted to TRI for deploying US Order technology in Malaysia.

              c. As part of a business agreement being negotiated with Portel Services Network, Inc., a company which has developed a portable transaction processing device, the agreement currently includes reciprocal non-exclusive, royalty free licenses to each other's patents.

         4.   Inventions of Employees

              US Order owns and uses software developed by Lloyd Given, Vice President of US Order, which he developed prior to joining US Order and while operating his own sole proprietorship business, LGCI, said software being more fully described in Exhibit B to the Agreement between LGCI and US Order dated July 15, 1991.

Section 2.21  Manufacturing and Marketing Rights

         1. Bell Atlantic has marketing rights pursuant to the Trial Service Agreement dated December 22, 1992 and extended through April 7, 1994, through the Trial Service Agreement Amendment No. 6.

         2. WorldGames has marketing rights pursuant to the License Agreement between US Order and WorldCorp dated March 31, 1993.

Section 2.22  Employees:  Employee Compensation

         1.   Employee Compensation Plans

              a. All full-time US Order employees may participate in the company's Stock Option Plan, a copy of which was previously delivered to counsel.

              b. Any full-time US Order employee may participate in the 401K plan the company offers, a copy of which was previously delivered to counsel.


                                     5.

              c. The Company has implemented in 1994 an Incentive Compensation Plan for employees in senior management and sales-related positions.

         2.   Employment Agreements

              All employees of US Order, both full and part-time, have signed a non-disclosure and non-competition agreement with US Order.

Section 2.24  Tax Returns, Payments and Elections

              During 1992, the Department of Taxation of the Commonwealth of Virginia performed a sales tax audit for the calendar year ending December 31, 1991.

Section 2.25  Insurance

              The company is in the process of procuring errors and omissions insurance in amounts customary for companies similarly situated.

                                     6.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   U.S. ORDER, INC.


                                   By:   /s/ Fraser Bullock
                                      ------------------------------------
                                         D. Fraser Bullock, President

                                   Address: 13873 Park Center Road, Suite 230 Herndon, VA 22071

                                   Facsimile No.:  (703) 834-9668


                                   VERIFONE, INC.


                                   By:   /s/ Thomas W. Hubbs
                                      ------------------------------------
                                         Thomas W. Hubbs
                                         Chief Financial Officer


                                   Address:    Three Lagood Drive, Suite 400
                                               Redwood City, CA 94065

                                   Facsimile No.:  (415) 598-5676